Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S1 of our unrevised and reissued audit report dated October 3, 2012 relative to the financial statements of TOA Holdings, Inc., formerly known as Gold Bullion Acquisition, Inc. as of September 30, 2012 and for the year then ended.

Peter Messineo CPA

Clearwater, FL

January 25, 2014